Exhibit 99.2 Full Year and Fourth Quarter 2023 Earnings Results Presentation January 16, 2024

Our culture and leading client franchise are the foundation of our focused strategy S TRA TE G I C Client Service OBJ EC T I VES Harness One GS to Serve Our Clients with Excellence Partnership Run World-Class, Differentiated, Durable Businesses Integrity Invest to Operate at Scale Excellence 1

Two world-class and interconnected franchises #1 Global Investment Leading Global Active 1 3 Bank Asset Manager One Global Banking & Asset & Wealth Goldman Top 5 Alternative 2 #1 Equities franchise Markets Management 3 Sachs Asset Manager Premier Ultra High Net 2 #3 FICC franchise Worth franchise 2

Solid progress on execution priorities in 2023 Global Banking & Markets Asset & Wealth Management Strengthened client franchise Grew more durable revenues Record Management and other fees of $9.5bn in 2023, up 8% YoY; 4 #1 M&A, #1 ECM, #2 High-Yield Debt Alternatives management and other fees of $2.1bn in 2023, up 15% YoY 5 Top 3 with 117 of the Top 150 FICC & Equities clients in 1H23 vs. 77 in 2019 Record Private banking and lending revenues of $2.6bn in 2023, up 5% YoY 6 Increased financing revenues in FICC and Equities Reduced HPI and surpassed fundraising target 7 HPI reduction of $13bn during the year to $16bn Record financing revenues of $7.8bn in 2023 CAGR of 15% from 2019-2023 Surpassed alternatives fundraising target of $225bn Strong execution on narrowed strategic focus Reached agreement with GM Sale of Marcus loans Sale of Personal Financial Announced sale of GreenSky regarding a process to transition portfolio Management card program 3

Global Banking & Markets: Increased wallet share and financing driving growth and attractive returns Leading diversified franchise (net revenues in $bn) Advisory FICC financing Equity underwriting Equities intermediation Debt underwriting Equities financing FICC intermediation Other Average revenues: $32bn $37 Average ROE: 16% $32 $30 $30 $22 2019 2020 2021 2022 2023 4

Global Banking & Markets: Progress on strategic priorities Strengthened client franchise Growth in financing revenues ($bn) Equities financing FICC financing 8 +350bps wallet share gains in GBM since 2019 $7.8 $7.1 4 29% 2023 Announced M&A volume share 4 $2.7 34% 2023 Completed M&A volume share $5.9 $2.8 $4.5 $1.9 $4.2 9 #1 in Advisory net revenues for 21 consecutive years $1.5 $1.3 $5.1 $4.3 $4.0 $3.0 $2.8 Top 3 with 117 of the Top 150 FICC & Equities clients 5 in 1H23 vs. 77 in 2019 2019 2020 2021 2022 2023 5

Asset & Wealth Management: Client experience and investment performance drive long-term growth 6,7 Growing more durable revenues ($bn) Reducing historical principal investments ($bn) Management and other fees Client co-invest Firmwide initiatives / community reinvestment act investments Private banking and lending Historical principal investments $12.1 $11.2 $81 $2.6 $9.4 $2.5 Confident in medium-term $8.1 $1.7 $7.7 $59 plan to reduce HPI $1.4 $1.5 $9bn $46 $64 <$45 Attributed $30 Equity $6bn Attributed $16 $15 <$35 $9.5 Equity $8.8 $7.8 $13 $6 $6.8 $9 $9 $6.1 $3 $23 $21 $20 $20 $14 2019 2020 2021 2022 2023 2019 2022 2023 2024 Medium-term Driving towards medium-term Mid-20s Margins Mid-teens Returns 6 targets : 6

Asset & Wealth Management: Client experience and investment performance drive inflows Strong performance and inflows Surpassed $225bn alternatives fundraising target Corporate equity Real estate Select funds closed Credit Hedge funds and other in 2023: >75% of Traditional funds performed $251 in the top 50% of Morningstar funds 10 West Street over last 5 years Mezzanine Partners VIII $57 >90% of Alternatives funds performed in the top 50% of Raised 5-year 11 Goldman Sachs fundraising target Cambridge funds over last 5 years from $150bn to $27 Vintage Fund IX $225bn th 24 consecutive quarter of long- $179 West Street $75 term fee-based net inflows Global Growth Equity Partners I $107 $251bn in Alternatives fundraising $92 West Street $40 since 2019YE, with ~40% from Infrastructure Wealth Management Partners IV 2020 2021 2022 2023 7

Over 70% of 2023 revenues driven from a consistent baseline and more durable sources 12 GS revenue breakdown ($bn) Baseline revenues $59.3 Solid foundation from More durable revenues 1 baseline revenues with Other incremental revenues opportunity to grow $47.4 $46.3 $44.6 $30.4 3 $12.3 $15.4 $36.5 Growing contribution from $19.4 2 more durable revenue 2 $11.4 sources (+60% since 2019) $19.9 $18.4 $15.3 $12.2 $12.3 1 Power of diversification and 3 $14.1 $13.6 $13.6 consistent ability to capture $12.9 $12.9 upside 2019 2020 2021 2022 2023 8

Executing on a focused set of strategic priorities ST R AT EGI C OBJ EC T I VES Harness One GS to Run World-Class, Differentiated, Invest to Operate Serve Our Clients Durable Businesses at Scale with Excellence 2024 EX EC U T I ON F OC U S AR EAS Achieve Agility, Scale, Efficiency Enhance Client Experience and Engineering Excellence Grow More Durable Revenue Streams Grow Wallet Share Optimize Resource Allocation Invest in People & Culture Maintain and Strengthen Focus on Drive Investment Performance Risk Management O UTCO ME S Strong Total Trusted Advisor to Employer Mid-teens Returns Our Clients of Choice Through-the-Cycle Shareholder Return 9

Results Snapshot Net Revenues Net Earnings EPS 2023 $46.25 billion 2023 $8.52 billion 2023 $22.87 4Q23 $11.32 billion 4Q23 $2.01 billion 4Q23 $5.48 13 13 ROE ROTE Book Value Per Share 2023 7.5% 2023 8.1% 2023 $313.56 4Q23 7.1% 4Q23 7.6% 2023 Growth 3.3% 14 Annual Highlights Selected Items and FDIC Special Assessment Fee $ in millions, except per share amounts 2023 4Q23 4 #1 in M&A, equity & equity-related offerings and common stock offerings Pre-tax earnings: 6 (2,076) (61) AWM historical principal investments $ $ GreenSky (1,227) (154) nd Record Equities financing and 2 highest FICC financing net revenues Marcus loans portfolio 233 (7) Personal Financial Management (PFM) 276 345 General Motors (GM) Card (65) 109 Record Management and other fees of $9.49 billion; FDIC special assessment fee (529) (529) 7 Record AUS of $2.81 trillion Total impact to pre-tax earnings $ (3,388) $ (297) (2,781) (283) Impact to net earnings $ $ (8.04) (0.83) Impact to EPS $ $ Record Private banking and lending net revenues (2.6)pp (1.0)pp Impact to ROE 10

Financial Overview

Financial Results

$ in millions, except per share amounts	4Q23	vs. 3Q23	vs. 4Q22	2023	vs. 2022
Global Banking & Markets	$ 6,354	(21)%	(3)%	$ 29,996	(8)%
Asset & Wealth Management	4,387	36%	23%	13,880	4%
Platform Solutions	577	–	12%	2,378	58%
Net revenues	11,318	(4)%	7%	46,254	(2)%
Provision for credit losses	577	N.M.	(41)%	1,028	(62)%
Operating expenses	8,487	(6)%	5%	34,487	11%
Pre-tax earnings	$ 2,254	(18)%	47%	$ 10,739	(20)%
Net earnings	$ 2,008	(2)%	51%	$ 8,516	(24)%
Net earnings to common	$ 1,867	(1)%	58%	$ 7,907	(27)%
Diluted EPS	$ 5.48	–	65%	$ 22.87	(24)%
ROE[13]	7.1%	–	2.7pp	7.5%	(2.7)pp
ROTE[13]	7.6%	(0.1)pp	2.8pp	8.1%	(2.9)pp
Efficiency Ratio[7]	75.0%	(1.6)pp	(1.4)pp	74.6%	8.8pp

Financial Overview Highlights

- 4Q23 results included EPS of $5.48 and ROE of 7.1%
  - 4Q23 net revenues were higher YoY reflecting higher net revenues in Asset & Wealth Management and Platform Solutions, partially offset by lower net revenues in Global Banking & Markets
  - 4Q23 provision for credit losses was $577 million
    - Reflecting net provisions related to both the credit card portfolio (primarily driven by net charge-offs and seasonal portfolio growth, partially offset by a reserve reduction of $160 million related to the transfer of the GM card portfolio to held for sale) and wholesale loans (driven by impairments)
  - 4Q23 operating expenses were slightly higher YoY primarily reflecting the FDIC special assessment fee of $529 million

---

- 2023 results included EPS of $22.87 and ROE of 7.5%
  - 2023 net revenues were slightly lower YoY reflecting lower net revenues in Global Banking & Markets, largely offset by higher net revenues in Platform Solutions and Asset & Wealth Management
  - 2023 provision for credit losses was $1.03 billion
    - Reflecting net provisions related to both the credit card portfolio (primarily driven by net charge-offs) and wholesale loans (primarily driven by impairments)
    - Partially offset by reserve reductions of $637 million related to the transfer of the GreenSky loan portfolio to held for sale and $442 million related to the sale of substantially all of the Marcus loans portfolio
  - 2023 operating expenses were higher YoY primarily reflecting significantly higher impairments related to consolidated real estate investments ($1.46 billion recognized in 2023), a write-down of intangibles of $506 million related to GreenSky and an impairment of goodwill of $504 million related to Consumer platforms, as well as the FDIC special assessment fee of $529 million

11

Global Banking & Markets

Financial Results

$ in millions	4Q23	vs. 3Q23	vs. 4Q22	2023	vs. 2022
Investment banking fees	$ 1,652	6%	(12)%	$ 6,216	(16)%
FICC	2,034	(40)%	(24)%	12,060	(18)%
Equities	2,607	(12)%	26%	11,549	5%
Other	61	(45)%	N.M.	171	N.M.
Net revenues	6,354	(21)%	(3)%	29,996	(8)%
Provision for credit losses	187	545%	N.M.	401	(14)%
Operating expenses	4,338	(9)%	3%	18,040	1%
Pre-tax earnings	$ 1,829	(43)%	(20)%	$ 11,555	(18)%
Net earnings	$ 1,703	(29)%	(13)%	$ 9,163	(23)%
Net earnings to common	$ 1,595	(29)%	(14)%	$ 8,703	(24)%
Average common equity	$ 74,362	3%	5%	$ 71,863	3%
Return on average common equity	8.6%	(3.8)pp	(1.9)pp	12.1%	(4.3)pp

Global Banking & Markets Highlights

- 4Q23 net revenues were lower YoY
  - Investment banking fees reflected significantly lower net revenues in Advisory, partially offset by significantly higher net revenues in Debt underwriting and higher net revenues in Equity underwriting
  - FICC reflected significantly lower net revenues in intermediation
  - Equities reflected significantly higher net revenues in intermediation and higher net revenues in financing
- Investment banking fees backlog[7] increased vs 3Q23, reflecting a significant increase in Advisory, partially offset by decreases in Debt underwriting and Equity underwriting
- 4Q23 select data[7]:
  - Total assets of $1.38 trillion
  - Loan balance of $117 billion
  - Net interest income of $22 million

- 2023 net revenues were lower YoY, compared to a strong 2022
  - Investment banking fees primarily reflected significantly lower net revenues in Advisory, partially offset by significantly higher net revenues in Equity underwriting
  - FICC reflected significantly lower net revenues in intermediation
  - Equities reflected higher net revenues in financing, partially offset by slightly lower net revenues in intermediation
- Investment banking fees backlog[7] decreased vs. 2022, reflecting significant decreases in both Equity underwriting and Debt underwriting

12

Global Banking & Markets – Net Revenues

Net Revenues

$ in millions	4Q23	vs. 3Q23	vs. 4Q22	2023	vs. 2022
Advisory	$ 1,005	21%	(29)%	$ 3,299	(30)%
Equity underwriting	252	(18)%	38%	1,153	36%
Debt underwriting	395	(5)%	40%	1,764	(2)%
Investment banking fees	1,652	6%	(12)%	6,216	(16)%
FICC intermediation	1,295	(51)%	(34)%	9,318	(22)%
FICC financing	739	1%	4%	2,742	(2)%
FICC	2,034	(40)%	(24)%	12,060	(18)%
Equities intermediation	1,502	(12)%	35%	6,489	(3)%
Equities financing	1,105	(11)%	15%	5,060	17%
Equities	2,607	(12)%	26%	11,549	5%
Other	61	(45)%	N.M.	171	N.M.
Net revenues	$ 6,354	(21)%	(3)%	$ 29,996	(8)%

Global Banking & Markets Net Revenues Highlights

- 4Q23 Investment banking fees were lower YoY
  - Advisory reflected a decline in industry-wide completed M&A volumes
  - Debt underwriting primarily reflected increased activity in leveraged finance
  - Equity underwriting primarily reflected increased activity from secondary offerings
- 4Q23 FICC net revenues were significantly lower YoY
  - FICC intermediation reflected significantly lower net revenues in interest rate products and currencies and lower net revenues in commodities and credit products, partially offset by higher net revenues in mortgages
  - FICC financing net revenues were slightly higher and a record
- 4Q23 Equities net revenues were significantly higher YoY
  - Equities intermediation reflected significantly higher net revenues in derivatives
  - Equities financing reflected higher net revenues from prime financing
- 4Q23 Other net revenues YoY primarily reflected lower net losses on hedges

---

- 2023 Investment banking fees were lower YoY
  - Advisory reflected a significant decline in industry-wide completed M&A transactions
  - Debt underwriting net revenues were slightly lower
  - Equity underwriting primarily reflected increased activity from secondary offerings
- 2023 FICC net revenues were lower YoY, compared with a strong 2022
  - FICC intermediation reflected significantly lower net revenues in currencies and commodities and slightly lower net revenues in interest rate products, partially offset by significantly higher net revenues in mortgages and higher net revenues in credit products
  - FICC financing net revenues were slightly lower
- 2023 Equities net revenues were slightly higher YoY
  - Equities intermediation reflected lower net revenues in cash products
  - Record Equities financing reflected significantly higher net revenues in prime financing
- 2023 Other net revenues YoY, reflected the absence of net mark-downs on acquisition financing activities included in 2022 and net gains from direct investments compared with net losses in 2022. These improvements were partially offset by significantly higher net losses on hedges

13

Asset & Wealth Management

Goldman Sachs

Financial Results

$ in millions	4Q23	vs. 3Q23	vs. 4Q22	2023	vs. 2022
Management and other fees	$ 2,445	2%	9%	$ 9,486	8%
Incentive fees	59	146%	51%	161	(55)%
Private banking and lending	661	(4)%	(12)%	2,576	5%
Equity investments	838	N.M.	192%	342	(44)%
Debt investments	384	18%	64%	1,315	13%
Net revenues	4,387	36%	23%	13,880	4%
Provision for credit losses	(9)	N.M.	N.M.	(508)	N.M.
Operating expenses	3,581	19%	6%	13,029	13%
Pre-tax earnings	$ 815	368%	N.M.	$ 1,359	4%
Net earnings	$ 661	412%	N.M.	$ 1,078	(1)%
Net earnings to common	$ 634	582%	N.M.	$ 952	(3)%
Average common equity	$ 27,786	(3)%	(15)%	$ 30,078	(5)%
Return on average common equity	9.1%	7.8pp	9.2pp	3.2%	0.1pp

Asset & Wealth Management Highlights

- 4Q23 net revenues were higher YoY
  - Record Management and other fees primarily reflected the impact of higher average AUS
  - Private banking and lending net revenues primarily reflected the impact of the sale of substantially all of the Marcus loans portfolio earlier in the year
  - Equity investments reflected:
    - Private: 4Q23 ~$800 million, compared to 4Q22 ~$770 million; slight increase due to a gain of $349 million related to the sale of PFM in 4Q23, partially offset by significantly lower net gains from real estate investments
    - Public: 4Q23 ~$40 million, compared to 4Q22 ~$(485) million
  - Debt investments reflected net mark-ups compared with net mark-downs in 4Q22, partially offset by lower net interest income due to a reduction in the debt investments balance sheet
- 4Q23 operating expenses included impairments of $262 million related to consolidated real estate investments
- 4Q23 select data[7]:
  - Total assets of $192 billion
  - Loan balance of $46 billion, of which $33 billion related to Private banking and lending
  - Net interest income of $697 million

- 2023 net revenues were higher YoY
  - Record Management and other fees primarily reflected the impact of higher average AUS, including the impact of acquiring NN Investment Partners
  - Incentive fees reflected more significant harvesting in 2022
  - Private banking and lending net revenues primarily reflected higher deposit spreads and balances, partially offset by the impact of the sale of substantially all of the Marcus loans portfolio in the year
  - Equity investments reflected:
    - Private: 2023 ~$360 million, compared to 2022 ~$2,080 million; decline primarily due to net losses from real estate investments in 2023
    - Public: 2023 ~$(20) million, compared to 2022 ~$(1,470) million
  - Debt investments reflected significantly lower net mark-downs compared with 2022 (despite a challenging environment for real estate investments in 2023), partially offset by lower net interest income due to a reduction in the debt investments balance sheet
- 2023 operating expenses included impairments of $1.46 billion related to consolidated real estate investments
- The impact to 2023 pre-tax margin of 10% from the results of Marcus loans and historical principal investments[6] was a reduction of 13pp

14

Asset & Wealth Management – Assets Under Supervision

Goldman Sachs

AUS Rollforward[7]

$ in billions	4Q23	3Q23	4Q22	2023	2022
Beginning balance	**$ 2,680**	$ 2,714	$ 2,427	**$ 2,547**	$ 2,470
Long-term AUS net inflows / (outflows)	**51**	7	22	**74**	50
Liquidity products	**(37)**	11	11	**27**	16
Total AUS net inflows / (outflows)	**14**	18	33	**101**	66
Acquisitions / (dispositions)	**(23)**	–	–	**(23)**	316
Net market appreciation / (depreciation)	**141**	(52)	87	**187**	(305)
Ending balance	**$ 2,812**	$ 2,680	$ 2,547	**$ 2,812**	$ 2,547

AUS by Asset Class[7]

$ in billions	4Q23	3Q23	4Q22
Alternative investments	**$ 295**	$ 267	$ 263
Equity	**658**	607	563
Fixed income	**1,122**	1,031	1,010
Long-term AUS	**2,075**	1,905	1,836
Liquidity products	**737**	775	711
Total AUS	**$ 2,812**	$ 2,680	$ 2,547

AUS Highlights[7]

- During the year, AUS increased $265 billion to a record $2.81 trillion
  - Net inflows in fixed income, liquidity products and alternative investment assets
  - Net market appreciation primarily in equity and fixed income assets
  - Dispositions related to the sale of PFM
- During the quarter, AUS increased $132 billion
  - Net inflows in fixed income and alternative investment assets, partially offset by net outflows in liquidity products
  - Net market appreciation primarily in fixed income and equity assets
  - Dispositions related to the sale of PFM

4Q23 AUS Mix[7]



Asset Class
40%
26%
23%
11%
Fixed income
Liquidity products
Equity
Alternative investments
Client Channel
37%
35%
28%
Institutional
Third-party distributed
Wealth management
Region
69%
23%
8%
Americas
EMEA
Asia
Vehicle
55%
32%
13%
Separate accounts
Public funds
Private funds and other

15

Asset & Wealth Management – Alternative Investments

Alternative Investments AUS and Effective Fees[7]

$ in billions	4Q23 Average AUS	4Q23 Effective Fees (bps)
Corporate equity	$ 102	80
Credit	49	78
Real estate	21	65
Hedge funds and other	64	61
Funds and discretionary accounts	236	73
Advisory accounts	41	15
Total alternative investments AUS	$ 277	64

On-Balance Sheet Alternative Investments[7]

$ in billions	4Q23
Loans	$ 12.9
Debt securities	10.8
Equity securities	13.2
CIE investments and other[15]	9.3
Total On-B/S alternative investments	$ 46.2

$ in billions	4Q23
Client co-invest	$ 21.3
Firmwide initiatives / CRA investments	8.6
Historical principal investments[6]	16.3
Total On-B/S alternative investments	$ 46.2



Historical principal investments
$29.7
$27.4
$23.8
$20.6
$16.3
4Q22
1Q23
2Q23
3Q23
4Q23

Alternative Investments Highlights[7]

- 2023 Management and other fees from alternative investments were $2.13 billion (including $571 million in 4Q23), up 15% from 2022
- During the year, alternative investments AUS increased $32 billion to $295 billion
- 2023 gross third-party alternatives fundraising across strategies was $72 billion, including:
  - $25 billion in corporate equity, $23 billion in credit, $10 billion in real estate and $14 billion in hedge funds and other
  - $251 billion raised since the end of 2019
- During the year, on-balance sheet alternative investments declined by $12.4 billion to $46.2 billion
  - Historical principal investments[6] declined by $13.4 billion to $16.3 billion and included $3.5 billion of loans, $3.6 billion of debt securities, $4.0 billion of equity securities and $5.2 billion of CIE investments and other

Historical Principal Investments Rollforward[6,7] ($ in billions)



$29.7
$(2.4)
$1.9
$(12.9)
$16.3
YE22
Net mark-ups / (mark-downs)
Additions
Dispositions / Paydowns16
4Q23

16

Platform Solutions

Financial Results

$ in millions	4Q23	vs. 3Q23	vs. 4Q22	2023	vs. 2022
Consumer platforms	$ 504	1%	16%	$ 2,072	76%
Transaction banking and other	73	(5)%	(9)%	306	(6)%
Net revenues	577	–	12%	2,378	58%
Provision for credit losses	399	N.M.	(49)%	1,135	(34)%
Operating expenses	568	(55)%	12%	3,418	94%
Pre-tax earnings / (loss)	$ (390)	N.M.	N.M.	$ (2,175)	N.M.
Net earnings / (loss)	$ (356)	N.M.	N.M.	$ (1,725)	N.M.
Net earnings / (loss) to common	$ (362)	N.M.	N.M.	$ (1,748)	N.M.
Average common equity	$ 3,646	(14)%	(10)%	$ 3,863	8%
Return on average common equity	(39.7)%	3.9pp	25.5pp	(45.2)%	1.6pp

Platform Solutions Highlights

- 4Q23 net revenues were higher YoY
  — Consumer platforms primarily reflected significant growth in average credit card balances, partially offset by mark-downs related to the GreenSky held for sale loan portfolio
  — Transaction banking and other reflected lower average deposit balances
- 4Q23 provision for credit losses of $399 million reflected net provisions related to the credit card portfolio (primarily driven by net charge-offs and seasonal portfolio growth, partially offset by a reserve reduction of $160 million related to the transfer of the GM card portfolio to held for sale)
- 4Q23 select data[7]:
  — Total assets of $68 billion
  — Loan balance of $20 billion
  — Net interest income of $620 million

- 2023 net revenues were higher YoY
  — Consumer platforms primarily reflected significant growth in average credit card balances
  — Transaction banking and other reflected lower deposit spreads
- 2023 provision for credit losses of $1.14 billion reflected net provisions related to the credit card portfolio (primarily driven by net charge-offs), partially offset by a net release related to the GreenSky loan portfolio (including a reserve reduction of $637 million related to the transfer of the portfolio to held for sale)
- 2023 operating expenses included a write-down of intangibles of $506 million related to GreenSky and an impairment of goodwill of $504 million related to Consumer platforms

17

Loans and Net Interest Income

Loans by Segment[7] ($ in billions)


$183
$178
$179
$117
$109
$108
$46
$47
$56
$20
$22
$15
4Q23
3Q23
4Q22
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

Loans by Type[7]

$ in billions	4Q23		3Q23		4Q22	
Corporate	$	**36**	$	37	$	40
Commercial real estate		**26**		26		29
Residential real estate		**25**		24		23
Securities-based lending		**15**		15		17
Other collateralized lending		**62**		55		52
Installment		**3**		6		6
Credit cards		**19**		18		16
Other		**2**		2		2
Allowance for loan losses		**(5)**		(5)		(6)
Total loans	$	**183**	$	178	$	179

Metrics

2.9%
ALLL to Total Gross Loans, at Amortized Cost

1.6%
ALLL to Gross Wholesale Loans, at Amortized Cost

14.0%
ALLL to Gross Consumer Loans, at Amortized Cost

~80%
Gross Loans Secured

Net Interest Income by Segment ($ in millions)


$1,339
$22
$697
$620
$1,547
$171
$686
$690
$2,074
$633
$928
$513
$6,351
$742
$3,090
$2,519
$7,678
$2,445
$3,533
$1,700
4Q23
3Q23
4Q22
2023
2022
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

Loans and Net Interest Income Highlights[7]

- During the year, total loans increased $4 billion, up 2%
  - Gross loans by type: $175 billion - amortized cost, $6 billion - fair value, $7 billion - held for sale
  - Average loans of $180 billion
  - Total allowance for loan losses and losses on lending commitments was $5.67 billion ($5.05 billion for funded loans)
    - $3.20 billion for wholesale loans, $2.47 billion for consumer loans
- Net charge-offs for 2023 of $1.55 billion for a net charge-off rate of 0.9% (0.3% for wholesale loans, 5.5% for consumer loans), up 40bps YoY
  - Net charge-offs for 4Q23 of $413 million for an annualized net charge-off rate of 0.9% (0.2% for wholesale loans, 7.0% for consumer loans), down 10bps QoQ
- Net interest income decreased 17% YoY for 2023 and 35% YoY for 4Q23, reflecting an increase in funding costs supporting trading activities
  - Average interest-earning assets[7] of $1.44 trillion for 2023 and $1.47 trillion for 4Q23

18

Commercial Real Estate (CRE)

4Q23 Firmwide Loans, Net of ALLL[7]
$ in billions


$25
CRE loans
Other loans

	4Q23
Warehouse / other indirect	$11
Industrials	$3
Multifamily	$3
Hospitality	$2
Mixed use	$2
Office	$1
Other	$3

13.8%
CRE Loans to Total Loans, Net of ALLL

2.0%
Past Due (30+ days) Ratio on CRE Loans, at Amortized Cost

0.7%
4Q23 Annualized Net Charge-Off Ratio on CRE Loans, at Amortized Cost

- 46% of the CRE loan portfolio was investment-grade, based on internally determined public rating agency equivalents
- Office-related loans were primarily secured by Class A office properties
- Additionally, the firm has $3.4 billion of CRE-related unfunded lending commitments, including $0.5 billion of office-related commitments

4Q23 AWM On-Balance Sheet Alternative Investments[7]

$ in billions		CRE-related		Office-related
Loans (included in firmwide loans)	$	1.8	$	0.2
Debt securities	$	0.5	$	0.1
Equity securities	$	3.8	$	0.3
CIE investments[15]	$	5.3 / 2.3 gross / net of financings	$	0.6 net of financings

- Office-related exposures were primarily secured by Class A office properties
- ~38% of the CRE-related on-balance sheet alternative investments consisted of historical principal investments, which the firm intends to exit over the medium term[6]

19

Expenses

Financial Results

$ in millions	4Q23	vs. 3Q23	vs. 4Q22	2023	vs. 2022
Compensation and benefits	$ 3,602	(14)%	(4)%	$ 15,499	2%
Transaction based	1,456	–	2%	5,698	7%
Market development	175	29%	(19)%	629	(23)%
Communications and technology	503	7%	5%	1,919	6%
Depreciation and amortization	780	(48)%	7%	4,856	98%
Occupancy	268	–	3%	1,053	3%
Professional fees	471	25%	(5)%	1,623	(14)%
Other expenses	1,232	88%	73%	3,210	18%
Total operating expenses	**$ 8,487**	(6)%	5%	**$ 34,487**	11%
Provision for taxes	$ 246	(65)%	21%	$ 2,223	–
Effective Tax Rate				***20.7%***	*4.2pp*

Expense Highlights

- 2023 total operating expenses increased YoY
  - Compensation and benefits expenses were slightly higher
  - Non-compensation expenses were higher, reflecting:
    - Significantly higher impairments related to consolidated real estate investments ($1.46 billion recognized in 2023; in depreciation and amortization)
    - A write-down of intangibles of $506 million related to GreenSky and an impairment of goodwill of $504 million related to Consumer platforms (both in depreciation and amortization)
    - FDIC special assessment fee of $529 million (in other expenses)
- 2023 effective income tax rate was 20.7%, up from 16.5% for 2022, primarily resulting from an increase in taxes on non-U.S. earnings in 2023, partially offset by an increase in the impact of permanent tax benefits for 2023 compared with 2022

Efficiency Ratio[7]



74.6%
65.8%
2023
2022

20

Capital and Balance Sheet

Capital[7]

	4Q23	3Q23	4Q22
Standardized CET1 capital ratio	**14.5%**	14.8%	15.0%
Advanced CET1 capital ratio	**14.9%**	14.8%	14.4%
Supplementary leverage ratio (SLR)	**5.5%**	5.6%	5.8%

Capital and Balance Sheet Highlights[7]

- Standardized CET1 capital ratio decreased YoY, primarily driven by increases in credit and market RWAs, partially offset by an increase in CET1 capital
- Advanced CET1 capital ratio increased YoY, primarily driven by decreases in credit and operational RWAs and an increase in CET1 capital, partially offset by an increase in market RWAs
- SLR decreased YoY, primarily reflecting an increase in average assets
- Returned $9.39 billion of capital to common shareholders during the year
  - 16.8 million common shares repurchased for a total cost of $5.80 billion[7]
  - $3.59 billion of common stock dividends
- Deposits of $428 billion consisted of consumer $157 billion, private bank $93 billion, transaction banking $72 billion, brokered CDs $47 billion, deposit sweep programs $32 billion and other $27 billion
- BVPS increased 3.3% YoY, driven by net earnings

Selected Balance Sheet Data[7]

$ in billions	4Q23	3Q23	4Q22
Total assets	**$ 1,642**	$ 1,577	$ 1,442
Deposits	**$ 428**	$ 403	$ 387
Unsecured long-term borrowings	**$ 242**	$ 224	$ 247
Shareholders' equity	**$ 117**	$ 117	$ 117
Average GCLA[7]	**$ 414**	$ 406	$ 409

Book Value

In millions, except per share amounts	4Q23	3Q23	4Q22
Basic shares[7]	**337.1**	338.0	350.8
Book value per common share	**$ 313.56**	$ 313.83	$ 303.55
Tangible book value per common share[13]	**$ 292.52**	$ 292.37	$ 279.66

21

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2022. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth or contraction, interest rate and inflation trends and volatility, (ii) the timing, profitability, benefits and other prospective aspects of business and expense initiatives and the achievability of medium- and long-term targets and goals, (iii) the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer, and the potential impact of changes to U.S. regulatory capital rules), (iv) the firm’s prospective capital distributions (including dividends and repurchases), (v) the firm’s future effective income tax rate, (vi) the firm’s Investment banking fees backlog and future results, (vii) the firm’s planned 2024 benchmark debt issuances, (viii) the impact of Russia’s invasion of Ukraine and related sanctions and other developments and the impact of the conflict in the Middle East on the firm’s business, results and financial position, and (ix) the firm’s ability to sell, and the terms of any proposed or pending sale of, Asset & Wealth Management historical principal investments, GreenSky and GM credit card portfolio are forward-looking statements. Statements regarding estimated GDP growth or contraction, interest rate and inflation trends and volatility are subject to the risk that actual GDP growth or contraction, interest rate and inflation trends and volatility may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary and fiscal policy. Statements about the timing, profitability, benefits and other prospective aspects of business and expense initiatives and the achievability of medium- and long-term targets and goals are based on the firm’s current expectations regarding the firm’s ability to effectively implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer), as well as its prospective capital distributions (including dividends and repurchases), are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected, including due to, among other things, potential future changes to regulatory capital rules. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from the U.S. IRS or other tax authorities. Statements about the firm’s Investment banking fees backlog and future results are subject to the risk that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak or worsening of hostilities, including the escalation or continuation of the war between Russia and Ukraine or an escalation of the war in Gaza, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2024 benchmark debt issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the impact of Russia’s invasion of Ukraine and related sanctions and other developments and the impact of the conflict in the Middle East on the firm’s business, results and financial position are subject to the risks that hostilities may escalate and expand, that sanctions may increase and that the actual impact may differ, possibly materially, from what is currently expected. Statements about the proposed or pending sales of Asset & Wealth Management historical principal investments are subject to the risks that buyers may not bid on these assets or bid at levels, or with terms, that are unacceptable to the firm, and that the performance of these activities may deteriorate as a result of the proposed and pending sales, and statements about the pending sale of GreenSky and the process to transition the GM credit card portfolio are subject to the risk that the transactions may not close on the anticipated timeline 22 or at all, including due to a failure to obtain requisite regulatory approvals.

Footnotes 1. Based on cumulative publicly-disclosed Investment Banking revenues from 2020-YTD 3Q23. Peers include MS, JPM, BAC, C, BARC, DB, UBS, CS (up to FY22). 2. Based on cumulative publicly-disclosed net revenues for FICC and Equities from 2020-YTD 3Q23. Peers include MS, JPM, BAC, C, BARC, DB, UBS, CS (up to FY22). 3. Rankings as of 3Q23. Peer data compiled from publicly available company filings, earnings releases and supplements, and websites, as well as eVestment databases and Morningstar Direct. GS total Alternatives investments of $456 billion as of 3Q23 includes $267 billion of Alternatives AUS and $189 billion of non-fee-earning Alternatives assets. 4. Dealogic – January 1, 2023 through December 31, 2023. Equity capital markets (ECM) refers to Equity & Equity-related Offerings. 5. Source: Top 150 client list and rankings compiled by GS through Client Ranking / Scorecard / Feedback and / or Coalition Greenwich 1H23 and FY19 Institutional Client Analytics ranking. 6. Medium term refers to a 3-5 year time horizon from year-end 2022. Historical principal investments (HPI) includes consolidated investment entities (CIEs) and other legacy investments the firm intends to exit over the medium term. 7. For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2023: (i) Investment banking fees backlog – see “Results of Operations – Global Banking & Markets”, (ii) assets under supervision – see “Results of Operations – Asset & Wealth Management – Assets Under Supervision”, (iii) efficiency ratio – see “Results of Operations – Operating Expenses”, (iv) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics”, (v) share repurchase program – see “Capital Management and Regulatory Capital – Capital Management” and (vi) global core liquid assets – see “Risk Management – Liquidity Risk Management.” For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2023: (i) interest- earning assets – see “Statistical Disclosures – Distribution of Assets, Liabilities and Shareholders’ Equity” and (ii) risk-based capital ratios and the supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy.” Represents a preliminary estimate for the fourth quarter of 2023 for the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets. These may be revised in the firm’s Annual Report on Form 10-K for the year ended December 31, 2023. 8. Revenue wallet share since Investor Day 2020 (YTD 3Q23 vs. 2019). Based on reported revenues for Advisory, Equity underwriting, Debt underwriting, FICC and Equities. Total wallet includes GS, MS, JPM, BAC, C, BARC, DB, UBS, CS (up to FY22). 9. Based on reported revenues (2003-2023). 10. Past performance does not guarantee future results, which may vary. Represents global open-end funds, excluding liquidity and ETFs. Source: Morningstar. Data as of November 30, 2023. 11. Past performance does not guarantee future results, which may vary. Peer comparison based on underlying fund’s net asset value as of June 30, 2023 and performance over a five-year time horizon from June 30, 2018 to June 30, 2023. Includes Corporate Equity (including infrastructure), Corporate Credit, Real Estate, and Open-Architecture Private Equity funds. Funds four years old or less are excluded, as they do not have five years of performance. 12. Baseline revenues represent the total revenues of the previous 10-year lows for each of the businesses considered to be more cyclical: Advisory, Equity underwriting, Debt underwriting, FICC intermediation and Equities intermediation. More durable revenues represent reported revenues for the year for Management and other fees, Private banking and lending, FICC financing and Equities financing. Other incremental revenues represent total net revenues reported for the year less baseline revenues and more durable revenues as defined above. 23

Footnotes – Continued

Goldman Sachs

13. Return on average common shareholders' equity (ROE) is calculated by dividing net earnings (or annualized net earnings for annualized ROE) applicable to common shareholders by average monthly common shareholders' equity. Return on average tangible common shareholders' equity (ROTE) is calculated by dividing net earnings (or annualized net earnings for annualized ROTE) applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

	AVERAGE FOR THE		AS OF		
Unaudited, $ in millions	THREE MONTHS ENDED DECEMBER 31, 2023	YEAR ENDED DECEMBER 31, 2023	DECEMBER 31, 2023	SEPTEMBER 30, 2023	DECEMBER 31, 2022
Total shareholders' equity	$ 116,997	$ 116,699	$ 116,905	$ 117,277	$ 117,189
Preferred stock	(11,203)	(10,895)	(11,203)	(11,203)	(10,703)
Common shareholders' equity	105,794	105,804	105,702	106,074	106,486
Goodwill	(5,912)	(6,147)	(5,916)	(5,913)	(6,374)
Identifiable intangible assets	(1,256)	(1,736)	(1,177)	(1,341)	(2,009)
Tangible common shareholders' equity	$ 98,626	$ 97,921	$ 98,609	$ 98,820	$ 98,103

14. Includes selected items that the firm has sold or is selling related to the firm's narrowing of its ambitions in consumer-related activities and related to Asset & Wealth Management, including its transition to a less capital-intensive business. Pre-tax earnings for 2023 for each selected item include the operating results of the item and additionally, (i) for the Marcus loans portfolio, a net mark-down of $367 million in net revenues and a reserve reduction of $442 million in provision for credit losses related to the sale of substantially all of the portfolio, (ii) for GreenSky, a mark-down of $200 million in net revenues (including $77 million for 4Q23) and a reserve reduction of $637 million in provision for credit losses (both related to the pending sale of the GreenSky point-of-sale loan portfolio), a write-down of intangibles of $506 million and an impairment of goodwill of $504 million related to Consumer platforms, (iii) for PFM, a gain of $349 million (recognized in 4Q23) related to the sale of the business, and (iv) for GM Card, a reserve reduction of $160 million (recognized in 4Q23) in provision for credit losses related to the transfer of the GM card portfolio to held for sale.

In 4Q23, the firm recognized a pre-tax expense of $529 million for the expected aggregate special assessments to be collected by the FDIC to recover the losses to the deposit insurance fund resulting from the receiverships of Silicon Valley Bank and Signature Bank.

Net earnings reflects the effective income tax rate for the respective segment of each selected item and the allocation of the FDIC special assessment fee, adjusted for a write-off of deferred tax assets related to GreenSky.

15. Includes CIEs and other investments. CIEs are generally accounted for at historical cost less depreciation. Substantially all of the firm's CIEs are engaged in commercial real estate investment activities. Assets held by CIEs of $6 billion as of December 31, 2023 and $9 billion as of September 30, 2023 were funded with liabilities of approximately $3 billion as of December 31, 2023 and $6 billion as of September 30, 2023. Substantially all such liabilities are nonrecourse, thereby reducing the firm's equity at risk.

16. Includes approximately $1.2 billion of investments that were transferred out of historical principal investments, primarily to Global Banking & Markets.

24